                                                                   EXHIBIT 10.16

                            SUBMANAGEMENT AGREEMENT
                            -----------------------

          THIS SUBMANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 28th day of July, 2000, by and between City Cinemas Corporation., a New York corporation ("Manager"), and Citadel Cinemas, Inc., a Nevada corporation ("Submanager").

                                   RECITALS
                                   --------

          A. EastSide Exhibition Corp. ("Owner") is the current lessee under the lease, dated as of February 20, 1998, between East 86th Street Corp., as owner ("Landlord"), and Owner, as Tenant (including any extension, replacement or modification thereof, or supplement or amendment thereto, the "Lease"), of the premises commonly known as the 86th Street Theatre (the "Theatre") located at 210 East 86th Street, New York, New York 10028;


          B. Pursuant to a certain management agreement, dated as of May 19, 1999, a copy of which is attached hereto as Exhibit A (including any extension, replacement or modification thereof, or supplement or amendment thereto, the "Management Agreement"), Owner engaged the Manager ("City Cinemas") to manage the Theatre;

          C. Submanager is experienced in operating and managing motion picture theatres and buying and booking films; and

          D. Manager desires to engage Submanager to submanage the Theatre, and Submanager desires to submanage the Theatre, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the above stated premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and Submanager agree as follows:

                                   AGREEMENT
                                   ---------

          2   TERM.
              -----

          The term of this Agreement shall commence on the date hereof and terminate on the earlier of May 31, 2009 or the expiration of the Lease (or, if earlier, the expiration of the Operating Lease (as defined below) other than as a result of the exercise of the purchase option provided for therein), unless sooner terminated in accordance with the terms herein; provided, however, if the Management Agreement is extended, the date of May 31, 2009 in this sentence shall be deemed deleted and replaced with the date of May 31, 2010. Manager shall use commercially reasonable efforts to extend the term of the Management Agreement in accordance with the terms thereof so that the term hereof extends until May 31, 2010.

     3        POWERS OF SUBMANAGER.
              ---------------------

     a        Grant and Delegation. Manager hereby grants and delegates to
              --------------------
Submanager the following authority, powers and duties:

     i.       Buying and Booking. To buy and book all motion picture films for
              ------------------
          the Theatre; provided that, prior to paying an advance or a guarantee for any film, in excess of $20,000, Submanager shall first obtain Manager's consent to the amount, film and release date, which consent shall not be unreasonably withheld or delayed; provided, further, that Submanager recognizes that Manager, prior to responding to Submanager's request for consent as herein provided, must first obtain consent from Owner pursuant to the Management Agreement;

     ii.      Maintenance and Repair. To maintain or cause to be maintained the
              ----------------------
          Theatre; to make or cause to be made and supervise minor repairs; to purchase supplies required for the operation and maintenance of the Theatre, and pay all bills therefor, and to report to Manager any conditions in the Theatre requiring the attention of Manager; provided that Submanager shall not make any expenditures for maintenance and repairs in excess of $6,000 for any one item or $17,500 in any one month without first obtaining Manager's approval, except for emergency repairs if, in the opinion of Submanager, such repairs are necessary to protect the Theatre or its patrons or personnel; provided, further, that Submanager recognizes that Manager, prior to responding to Submanager's request for consent as herein provided, must first obtain consent from Owner pursuant to the Management Agreement;

     iii.     Employees. To provide personnel, in such reasonable numbers as
              ---------
          shall be required for the proper operation and maintenance of the Theatre and to supervise, direct and discharge all such personnel; all such personnel are the employees of Submanager and not of Manager or Owner;

     iv.      Utilities and Service Contracts. To make arrangements for
              -------------------------------
          electricity, gas, fuel, water and telephone service and any and all necessary contracts for landscaping, security, elevator maintenance, window cleaning, trash and rubbish hauling, pest control, HVAC and similar services;

     v.       Taxes. To promptly send to Manager, upon receipt, all notices of
              -----
          assessment or reassessment and tax bills affecting the Theatre; provided that Owner will be responsible for the appeal or payment of any and all real and personal property taxes and assessments. In no event shall Submanager have any obligation for the payment of any income and/or estate or other taxes of Manager or Owner;

     vi.      Licenses and Permits. To acquire and keep in force all licenses
              --------------------
          and permits required for the operation of the Theatre as a motion picture theatre with concession and merchandising facilities and operations and such uses incidental or accessory thereto;

     vii.     Insurance. To obtain for the benefit of Manager, the Landlord,
              ---------
          Owner and such mortgagees of any of the foregoing parties of which Submanager shall have been given written notice the following insurance, and to cooperate with the insurance carriers under such policies to make, administer and settle any claims thereunder:

              1   Comprehensive general liability insurance (including bodily injury and property damage) in an amount not less than a combined single limit of Five Million Dollars ($5,000,000), or such greater amount as may be required to be maintained under the Lease;

              2   Property damage insurance covering the Theatre and all
          improvements and property, providing "all risk" protection coverage;

              3   Workers' compensation insurance in accordance with and as
          required under the laws of the State of New York; and

              4   Such other insurance or insurance set forth herein at higher limits as may be required to be carried by Owner under the terms of the Lease or otherwise reasonably agreed upon by Manager and Submanager from time to time.

     Submanager shall also be named as an insured under any policy carried under this subparagraph (g); at Submanager's option, Submanager may fulfill its obligations hereunder by naming Manager, Owner, and Landlord as an additional insured(s) under any applicable blanket insurance policy Submanager may carry, and charge Manager hereunder the pro rata share of such coverage allocable to the Theatre. Notwithstanding anything to the contrary contained herein, Submanger must maintain any and all insurance that is required to be maintained by Owner under the Lease and name any party required to be named thereunder as an additional insured;

     viii.    Advertising. To advertise the films to be exhibited in the Theatre
              -----------
          in such manner as is customary in the industry. Submanager may combine such advertisement of films to be exhibited in other theatres owned or operated by Submanager or any affiliate; provided, however, that only the prorated cost of such advertisement properly allocable to the Theatre shall be charged as expenses of the Theatre;

     ix.      Concessions. To purchase inventory and supplies;
              -----------

     x.       Supervision. To supervise the general operation of the Theatre;
              -----------
          and

     xi.      Payment of Operating Expenses. To incur and pay or cause to be
              -----------------------------
          paid, out of Gross Income and any operating reserve which may be established all normal and proper operating expenses of the Theatre (except mortgage payments, if any, which shall be paid directly by the party liable thereon) incurred or authorized by Submanager in the performance of the duties required to be performed by Submanager under this Agreement. All such expenses incurred by Submanager, including, without limitation, (i) rental under the Lease; (ii) the prorated cost of labor (including without limitation the prorated cost of fringe benefits, withholdings, payroll accounting and overhead in connection with such labor) employed by Submanager and of the equipment of Submanager used in connection with and while engaged in the operation, maintenance and repair of the Theatre; and (iii) the cost of the items and services described in subparts (a) to (i), above, shall be charged as expenses of the Theatre. Notwithstanding the foregoing, the following expenses incurred by Submanager under this Agreement shall not be paid out of Gross Income or the operating reserve, they being deemed expenses not properly allocable to the Theatre, but rather deemed expenses of Submanager for which Submanager is compensated by the Management Fee: (i) expenses for offsite office, administrative, and consulting personnel, and (ii) direct or indirect overhead and administrative expenses.

     b        Owner's Consent. In any instance when consent of Owner is
              ---------------
required, Manager shall seek such consent, by providing Owner a copy of the material provided by Submanager and shall advise Submanager of Owner's response. Submanager acknowledges that notwithstanding anything to the contrary contained herein, Manager shall not be liable hereunder for acts of Owner in conditioning, delaying or refusing such consent.

     c        Reservation. All powers not expressly granted to Submanager by
              -----------
this Agreement are reserved by Manager to the extent transferred to Manager under the Management Agreement, or to Owner to the extent not so transferred to Manager thereunder.

     4        DUTIES OF SUBMANAGER.
              ---------------------
     a        Management. Submanager agrees to use reasonable efforts in the
              ----------
exercise of the powers conferred and assumed in Section 2.1 hereof and in the operation, management and maintenance of the Theatre in accordance with this Agreement.

     b        Accounting.
              ----------

     i. Submanager shall maintain books of account based upon its ordinary accounting practices at its offices with respect to the Theatre. Said books of account shall be available to properly authorized representatives and agents of Manager during all reasonable business hours upon reasonable notice. Submanager shall furnish Manager with a monthly profit and loss statement in a form normally and customarily used by Submanager, which form shall show all receipts and estimated expenses of the Theatre for the preceding month, and shall furnish Manager with weekly reports of "Gross Income" (as hereinafter defined) within five (5) business days after the close of each theatre week. Submanager shall prepare and furnish, or cause to be prepared and furnished, Manager and Landlord such statements with respect to the operation of the Theatre as required under the Lease. Submanager shall retain all original statements and invoices for the expenses of the Theatre for a period of at least two (2) years and such statements shall be available to Manager during all reasonable business hours upon reasonable notice. Submanager shall make such records available to authorized representatives of Owner if Owner so requests.

     ii. Within fifty (50) days of the end of each calendar year, Submanager shall prepare and furnish to Manager a profit and loss statement based upon Submanager's ordinary accounting practices which shall show the Gross Income and actual expenses of the Theatre for the immediately preceding calendar year.

     c        Bank Account.
              ------------

     i. Manager shall cause a bank account or bank accounts (hereinafter collectively referred to as the "Bank Account") to be opened and maintained separately and apart from all other bank accounts of Manager and Submanager for the sole purpose of handling transactions under this Agreement. Alternatively, as Manager and Submanager may elect from time to time, the Bank Account described herein shall mean the Bank Account opened pursuant to the Management Agreement. The parties hereto may designate from time to time which account is the Bank Account for purposes hereof. All receipts from the operation of the Theatre shall be deposited in the Bank Account, and all payments of costs, expenses and charges to be made by Submanager under this Agreement (including the remuneration to be paid Submanager as hereinafter provided) shall be paid out of the Bank Account. In the event the balance in the Bank Account is insufficient to enable Submanager to meet the obligations incurred or accrued pursuant to the provisions of this Agreement as they mature, Manager, within three (3) days following receipt of a request from Submanager, shall furnish such notice of Submanager's need for additional funds to Owner as Submanager may reasonably require in order to enable Submanager to meet said obligations as they mature. Upon the receipt of any such requested funds from Owner, Manager shall remit such funds to Submanager. Notwithstanding anything to the contrary contained herein, Manager shall have no obligation to advance any sums to Submanager other than those received by Owner pursuant to the preceding sentence. Submanager shall have the right, but shall not be obligated, to advance on behalf of Owner, upon the failure of Owner to timely provide such sums to Manager pursuant to the Management Agreement, the amounts which Submanager requires for such purposes. Submanager is hereby authorized at any time, in the event of such advances by it, to withdraw from the Bank Account, after three (3) days notice to Manager, sufficient sums to repay itself with interest thereon at the fluctuating rate equal to the discount rate announced from time to time by the Federal Reserve Bank of New York, plus 400 basis points, or the maximum amount allowed by law, whichever is less.

     ii. All withdrawals from the Bank Account shall be made by checks signed by the authorized signatories of Submanager, and Submanager will furnish to Manager, within forty (40) days following the expiration of each month, a statement of the receipts and expenses of the operation of the Theatre during such month.

     iii. Within forty (40) days following the expiration of each month, Submanager shall remit to Manager, from the Bank Account, the excess of moneys which were on deposit therein at the expiration of such month after deducting the amount required to make the payments herein provided to be paid by or to Submanager during such month and reasonable reserves for anticipated expenses.

         d   Notices and Documents. Submanager shall advise Manager promptly of
             ---------------------
the service upon Submanager of any summons, subpoena, or other like legal document, including any notices, letters or other communications setting out or claiming an actual or alleged potential liability of Manager, Owner, Landlord or the Theatre (including all notices from any landlords), and will reasonably cooperate with Manager in connection with any legal or arbitration proceeding arising in connection with the Theatre, or its operation. Submanager shall also notify Manager promptly of (i) any notice of violation or claimed violation of any governmental requirement; (ii) any material damage to the Theatre; and (iii) any actual or alleged personal injury or property damage occurring to or formally claimed by any landlord, third party or employee on or with respect to the Theatre.

         5   TERMINATION.
             ------------

         a   Default by Submanager. In the event of a breach of the provisions
             ---------------------
of this Agreement by Submanager, Manager shall have the right to give to Submanager twenty five (25) days' written notice to cure such breach, and in the event of the failure of Submanager to do so within such period, Manager shall have the right to thereafter terminate this Agreement upon at least twenty five
(25) days' written notice of such election to terminate, such termination to be effective following the expiration of such second twenty-five day notice; provided that, if the breach is of such nature that it cannot be cured within such twenty five (25) day period, this Agreement shall not be terminable on account of such breach so long as, within such twenty five (25) day period, Submanager shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof.

         b   Default by Manager.  In the event of any failure by Owner to
             ------------------
supply any funds required under the Management Agreement, Submanager shall have the right to fund any deficiency and, if Submanager does so fund, Manager agrees not to terminate the Management Agreement based on Owner's failure to fund; or Submanager can elect to terminate hereunder, in which event Manager can respond to Owner's breach under the Management Agreement in Manager's sole discretion. In the event of any other breach of the provisions of this Agreement by Manager or of the Management Agreement by Owner, Submanager shall have the right to give to Manager twenty five (25) days' written notice to cure, or, as the case may be, to demand that Owner cure, such breach, and in the event of the failure of Manager or Owner, as the case may be, to do so within such period, Submanager shall have the right to thereafter terminate this Agreement upon an additional twenty five (25) days written notice of such election to terminate, such termination to be effective following the expiration of such second twenty-five day notice; provided that, if the breach is of such nature that it cannot be cured within such twenty five (25) day period, this Agreement shall not be terminable on account of such breach so long as, within such twenty five (25) day period, Manager or Owner, as the case may be, shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof. Submanager will accept Manager's cure of a default by Owner.

         c   Default under Lease Agreement. Submanager, as tenant, and Sutton
             -----------------------------
Hill Capital, L.L.C., an affliliate of Manager, as landlord, have entered into a certain lease agreement, dated as of the date hereof (the "Operating Lease"), relating to certain other theatre properties. Submanager and Manager agree that the occurrence of an Event of Default under the Operating Lease shall constitute a default by Submanager of this Agreement and that, upon termination of the Operating Lease for any reason, this Agreement shall automatically terminate without notice or demand.

         d   Effect of Termination on Booking.  Notwithstanding the term
             --------------------------------
provided for in Section 1 or the giving of any earlier notice of termination pursuant to any of Section 4.1, 4.2 or 4.3 above, Submanager shall during the entire term of this Agreement continue to use its reasonable efforts to book films for exhibition in the Theatre in accordance with reasonable industry standards, even though such films may have exhibition dates after the termination of this Agreement. Manager shall and shall cause Owner to honor all such booking commitments for the Theatre made prior to the termination of this Agreement, notwithstanding that such bookings may be for the period after the effective date of termination of this Agreement.

         e   Delivery of Records; Final Accounting.  Upon termination,
             -------------------------------------
Submanager shall (i) deliver to Manager all books, records and the like maintained solely in connection with the operation and management of the Theatre; (ii) render a final accounting to Manager within eighty (80) days after termination, reflecting the balance of income and expenses of the Theatre, as of the date of termination; and (iii) deliver to Manager the balance of the Bank Account.

         f   Right of Termination on Other Remedies. The right to terminate
             --------------------------------------
provided under this Section 4 shall be in addition to, and not in lieu of, any other rights or remedies which the parties may have under this Agreement, at law or in equity, including, without limitation, the right to receive specific performance and/or to obtain damages. Notwithstanding anything contained herein to the contrary, if the Purchased Assets (as hereinafter defined) are sold, transferred or otherwise conveyed, this Agreement shall terminate as to all future obligations of Manager and Submanager; provided, however, that this Agreement shall not so terminate if such sale, transfer or other conveyance shall occur prior to the end of the term hereof and Submanager shall not have received the notice under Section 8.1 hereof of the right to exercise its first refusal option therein set forth.

         6   COMPENSATION TO SUBMANAGER.
             ---------------------------
         a   Gross Income Defined. For the purposes of this Agreement, the term
             --------------------
"Gross Income" shall mean: (i) all monies received for admission to the Theatre, exclusive of admission" taxes or other taxes required by law to be collected from the patron at the time of the sale of the tickets at the box office or other place where admissions are sold, and exclusive of all bona fide refunds made to patrons; (ii) all monies received from sales of food, beverages and merchandise at the Theatre, exclusive of sales tax required by law to be paid or collected in connection with such sales; (iii) the gross amount received (less any applicable taxes) from the use of the Theatre in its entirety by a third party for the exhibition of films (i.e., a "four wall deal") or for theatrical
                                   ---
performances, lectures, concerts or the like where the party using the Theatre is entitled to retain the receipts from admissions to such event and pays a flat fee or percentage of receipts for such use; (iv) the receipts from vending machines at the Theatre; (v) parking receipts; and (vi) all other monies received from the operation of the Theatre (including, without limitation, advertising rebates, commissions, and shrinkage). Admission prices and classifications shall be determined by Submanager, subject to the approval of Manager prior to any change, which approval shall not be unreasonably withheld or delayed; provided, further, that Submanager recognizes that Manager, prior to responding to Submanager's request for consent as herein provided, must first obtain consent from Owner pursuant to the Management Agreement.

         b   Management Fee. As compensation to Submanager for the full and
             --------------
faithful performance of its duties under this Agreement, Manager shall pay Submanager a "Management Fee," as hereinafter defined. As used herein, the term "Management Fee" shall be an amount equal to six percent (6%) of the Gross Income of the Theatre collected during the term hereof.

         c   Payment of Management Fee. The Management Fee shall be determined
             -------------------------
and payable weekly. Submanager shall be permitted and is hereby authorized to deduct weekly its fees, described above, from the Gross Income of the Theatre and to withdraw and pay itself the same out of the Bank Account.

         d   Grant of Security Interest. As security for the performance by
             --------------------------
Manager of its obligations under this Agreement, Manager hereby grants to Submanager a security interest in and to Manager's interest in the Bank Account and agrees to execute and deliver and, where appropriate, acknowledge any such financing statements or other documents as Submanager may request in order to evidence and perfect this grant of security interest. Submanager shall have all of the rights of a secured creditor under the New York Uniform Commercial Code, as the same may be amended from time to time. Such rights and remedies shall, however, be in addition to, and not in lieu of, the rights and/or remedies which Submanager may have at law, in equity or under this Agreement, all such remedies being cumulative and not exclusive in nature.

         7   ACKNOWLEDGMENT AND OBLIGATIONS OF MANAGER.
             ------------------------------------------
     a   Operations of Other Theatres by Submanager. Manager specifically
         ------------------------------------------
acknowledges that Submanager and its affiliates own and operate other theatres in the same area in which the Theatre is located, which are in direct competition with the Theatre, and nothing herein contained shall in any way affect the right of Submanager and its affiliates now or in the future to own, operate, or manage, or book and buy for other theatres for their own account or for the account of others or to expand or contract their operations.

     b   Limitation on Damages. Manager acknowledges and agrees that in no event
         ---------------------
shall Submanager be liable, under Sections 4.5 and 7 or at law or otherwise, for punitive damages, consequential damages or any other damages which are not compensatory damages. Submanager acknowledges and agrees that in no event shall Manager be liable, under Section 7 or at law or otherwise, for punitive damages, consequential damages or any other damages which are not compensatory damages.

     c   Right to Cure Defaults under the Management Agreement. Submanager shall
         -----------------------------------------------------
have the right, but not the obligation, to cure any defaults by Manager in the performance of its obligations under the Management Agreement. Manager shall promptly deliver to Submanager any notices of default that Manager receives from Owner under the Management Agreement.

     8   INDEMNIFICATION.
         ----------------

     a   Indemnification by Submanager. To the extent not covered by insurance
         -----------------------------
policies to be obtained in accordance with the provisions of Subparagraph 2.l(g) hereof, Submanager shall defend, indemnify and hold Manager, Owner and, to the extent required from Owner pursuant to the Lease with respect to matters for which the indemnity of Submanager in favor of Owner is provided herein, Landlord harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys' fees) arising out of or resulting from (i) damage to property, or injury to, or death of, persons (including the property and person of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with the willful or grossly negligent acts of Submanager or Submanager's agents, employees or subcontractors; (ii) breach by Submanager (or Submanager's agents, employees, or subcontractors) of any of its duties or obligations under this Agreement (except that Submanager shall have no liability for (a) failure to take any action under this Agreement that requires Manager's or Owner's prior approval or authorization if Submanager notified Manager that such action is necessary and Manager has refused or failed to authorize, or failed to have obtained Owner's consent to authorize, Submanager to take the same or (b) any action taken in good faith by Submanager under this Agreement with Manager's written consent); or (iii) actions taken by Submanager outside the scope of this Agreement.

     b   Indemnification by Manager. To the extent not covered by insurance
         --------------------------
policies to be obtained in accordance with the provisions of Subparagraph 2.l(g) hereof, Manager shall defend, indemnify and hold Submanager harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys' fees) arising out of or resulting from (i) damage to property, or injury to, or death of, persons (including the property and person of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with the willful or grossly negligent acts of Manager or Manager's agents, employees or subcontractors (including the failure to timely authorize any action under this Agreement that requires Manager's prior approval or authorization if Submanager has notified Manager that the same is necessary except that Manager is not liable for Owner's inaction or refusal to grant consent); (ii) breach by Manager (or Manager's agents, employees, or subcontractors) of any of its duties or obligations under this Agreement; and (iii) any act or action by Submanager pursuant to this Agreement taken in good faith with Manager's prior written consent as to the act or action in question.

     9   RIGHT OF FIRST REFUSAL.
         -----------------------
     a   Grant of Right. So long as Submanager is not in breach of any of its
         --------------
obligations hereunder, at any time and from time to time prior to the end of the term hereof (at which point the rights hereinafter described shall terminate), in the event Owner receives a bona fide written offer from an unaffiliated third party and not in a foreclosure proceeding brought by Townhouse Cinemas Corporation ("Townhouse") or a successor thereto to purchase all or any part of Owner's interest in the buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which would constitute "fixtures" under Section 9-313(1)(a) of the Uniform Commercial Code) now or hereafter located on the Theatre and all of Owner's right, title and interest in, to and under the Lease or all or substantially all of the equity interest in Owner, whether direct or indirect, subject to whatever right, title or interest any third party (including lenders to or partners or shareholders of Owner or Owner's Affiliates involved in the Theatre) may have therein (the "Purchased Assets"), which Owner is willing to accept in its sole and absolute discretion, and delivers to Manager the term sheet for the acquisition of the Purchased Assets (the "Term Sheet"), Manager shall notify Submanager within 5 days of receipt of such Term Sheet and provide Submanager with a copy thereof. If Submanager elects to exercise its right of first refusal pursuant to the terms herein, Submanager must give Manager within twenty (20) days of Submanager's receipt of the Term Sheet an irrevocable offer to acquire the Purchased Assets on substantially identical terms as those set forth in the Term Sheet. In order to be effective, Submanager's notice that it wishes to exercise its right of first refusal with respect to the Purchased Assets shall be accompanied by a check for 10% of the price thereof, to be used by Manager as a downpayment for the Purchased Assets and to be held in escrow by Owner's attorney. If Submanager shall so exercise its rights hereunder, Manager and Submanager shall promptly and in good faith seek to agree upon and execute definitive documentation for such purchase within 10 days of Submanager's delivery of its irrevocable offer, which documentation shall reflect (a) the respective obligations of the parties hereto with respect to powers and duties of Submanager hereunder and (b) the fact that the Purchased Assets will be conveyed pursuant to documentation to be agreed upon and executed by Owner and Manager. At the closing of the transfer of the Purchased Assets, Manager shall instruct Owner to deliver title as Submanager shall direct, provided Submanager complies with its obligation pursuant to its offer to acquire the Purchased Assets as aforesaid. If Submanager elects not to close on the Purchased Assets in substantial conformity with the terms set forth in such documentation, or if Submanager shall in bad faith fail to execute such documentation, Submanager shall have no further rights pursuant to this paragraph with respect to the Purchased Assets and Owner shall be entitled to retain the 10% deposit as liquidated damages. If Submanager shall fail to give notice to Manager that it wishes to exercise its right of first refusal within such twenty (20) day period and either (i) Owner sells the Purchased Assets or (ii) Manager elects to exercise any rights it may have and acquires the Purchased Assets, Submanager's rights pursuant to this Section 8.1 shall be void and of no further force and effect. If the Purchased Assets are not sold in substantial conformity with the offer described in the Term Sheet (including at a price not less than 90% of the price described therein), Submanager's right of first refusal hereunder shall continue in effect.

     10  GENERAL PROVISIONS.
         -------------------
         a   Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         b   Entire Agreement.
             ----------------

     This Agreement contains the entire agreement between the parties respecting the subject matter of this Agreement and supersedes all prior understanding and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement.

         c   Legal Advice; Neutral Interpretation. Each party has received
             ------------------------------------
independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.

         d   CHOICE OF LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE
             -----------------------------------
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS ENTIRELY PERFORMED AND MADE IN NEW YORK. EACH OF THE MANAGER AND SUBMANAGER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF THE SUBMANAGER PURSUANT TO, OR THE PERFORMANCE BY THE SUBMANAGER OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

         e   Severability. If any term, covenant, condition or provision of this
             ------------
Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         f   Waiver of Covenants, Conditions or Remedies. The waiver by one
             -------------------------------------------
party of the performance of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant or condition under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

         g   Exhibits. All exhibits to which reference is made in this Agreement
             --------
are deemed incorporated in this Agreement.

         h   Amendment. This Agreement may be amended only by the written
             ---------
agreement of Manager and Submanager. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

         i   Relationship of Parties. The parties agree that their relationship
             -----------------------
is that of Manager and Submanager, and that nothing contained herein shall constitute either party as employee or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture or partnership between the parties hereto or as giving Submanager any type of property interest in the Theatre, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, except as otherwise provided herein, nor shall either party be in any way liable to third parties for any debt of the other.

         j   No Third Party Benefit. This Agreement is intended to benefit only
             ----------------------
the parties hereto and no other person or entity has or shall acquire any rights hereunder.

         k   Time of the Essence. Time shall be of the essence as to all dates
             -------------------
and times of performance contained herein.

         l   Further Acts. Each party agrees to perform any further acts and to
             ------------
execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         m   Successors and Assigns. This Agreement shall be binding upon and
             ----------------------
shall inure to the benefit of the successors and assigns of the parties to this Agreement.

         n   Manner of Giving Notice. All notices and demands which either party
             -----------------------
is required or desires to give to the other shall be given in writing by personal delivery or by express courier service or by certified mail, return receipt requested, to the address set forth below for the respective party, provided that if any party gives notice of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by personal delivery or by express courier service shall be effective on the date of delivery; all notices and demands given by mail as set forth above shall be effective on the fourth business day after mailing.

To Manager:                         With copies to:
-----------                         ---------------

City Cinemas Corporation            Whitman Breed Abbott & Morgan LLP
120 North Robertson  Blvd           200 Park Avenue
 .Los Angeles, CA 90048              New York, NY 10166
                                    Attention: Howard Peskoe

To Submanager:                      With copies to:
--------------                      ---------------

Citadel Cinemas, Inc.               Duane, Morris &  Heckscher LLP
550 South Hope StreetSuite 1825     380 Lexington Avenue
Los Angeles, CA 90071               New York, New York 10168
Facsimile: (213) 239-0548           Attention: Michael Margulis
Attention: President

         o   No Recourse. No recourse for any claim based hereon or otherwise in
             -----------
respect hereof shall be had against any direct or indirect member of the Manager or any incorporator, officer, member, Affiliate or director, as such, past, present or future, of any such direct or indirect member, it being understood that the Manager is a limited liability company. Nothing contained in this
Section 9.15 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and the other documents referred to herein, of rights and remedies against the Manager or its assets, or any other Person expressly undertaking obligations in connection with the undertaking contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

MANAGER:                                  SUBMANAGER:

City Cinemas Corporation,                 Citadel Cinemas, Inc.,
a New York corporation                    a Nevada corporation


By:  /s/ James D. Vandever               By: /s/ Andrzej Matyczynski
     ---------------------------             ----------------------------
Name:  James D. Vandever                 Name:  Andrzej Matyczynski
Title: Secretary                         Title:  Chief Financial Officer